   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1998
                                                       REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                         KOO KOO ROO ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                    33-0197361
(State or Other Jurisdiction of           (IRS Employer Identification No.)
Incorporation or Organization)

                            18831 VON KARMAN AVENUE
                           IRVINE, CALIFORNIA  92612
         (Address, Including Zip Code, of Principal Executive Offices)

            KOO KOO ROO ENTERPRISES, INC. 1998 STOCK INCENTIVE PLAN
           FAMILY RESTAURANTS, INC. 1994 INCENTIVE STOCK OPTION PLAN
      1997 STOCK OPTION PLAN FOR RESTAURANT EMPLOYEES AND MANAGEMENT OF
                               KOO KOO ROO, INC.
                KOO KOO ROO, INC. STOCK AWARDS PLAN, AS AMENDED
    NONQUALIFIED STOCK OPTION AGREEMENT DATED MAY 19, 1997 FOR 75,000 SHARES NONQUALIFIED STOCK OPTION AGREEMENT DATED MAY 19, 1997 FOR 100,000 SHARES NONQUALIFIED STOCK OPTION AGREEMENT DATED MAY 19, 1997 FOR 100,000 SHARES
     NONQUALIFIED STOCK OPTION AGREEMENT FOR JAMES SMITH FOR 100,000 SHARES NONQUALIFIED STOCK OPTION AGREEMENT DATED MAY 19, 1997 FOR 40,000 SHARES
   KOO KOO ROO ENTERPRISES, INC. NONQUALIFIED STOCK OPTION AGREEMENT FOR ANNE
                                    EHRINGER
                           (Full Title of the Plans)

                              TODD E. DOYLE, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                            FAMILY RESTAURANTS, INC.
                            18831 VON KARMAN AVENUE
                           IRVINE, CALIFORNIA  92612
 (Name, Address, Including Zip Code, and Telephone Number of Agent for Service)

                            -----------------------

                                    COPY TO:

                           MICHAEL A. WORONOFF, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                             300 SOUTH GRAND AVENUE
                                   SUITE 3400
                         LOS ANGELES, CALIFORNIA  90071

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                       Amount to be    Proposed Maximum Offering   Proposed Maximum Aggre-    Amount of Registration
Title of Securities to be Registered   Registered         Price Per Share           gate Offering Price (1)          Fee (1)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value                 27,177,921                (1)                $30,470,469.70                $8,471
$0.01 per share.
====================================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to (a) Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices of the common stock of Koo Koo Roo Enterprises, Inc., par value $.01 per share (the "Common Stock") on the Nasdaq National Market on November 9, 1998, which was $0.875 and (b) Rule 457(h) under the Securities Act, on the basis of the exercise prices of the 19,298,473 options already granted.

(2) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Koo Koo Roo Enterprises, Inc. 1998 Stock Incentive Plan, the Family Restaurants, Inc. 1994 Incentive Stock Option Plan, the 1997 Stock Option Plan for Restaurant Employees and Management of Koo Koo Roo, Inc., the Koo Koo Roo, Inc. Stock Awards Plan, as amended, the Nonqualified Stock Option Agreement Dated May 19, 1997 for 75,000 Shares, the Nonqualified Stock Option Agreement Dated May 19, 1997 for 100,000 Shares, the Nonqualified Stock Option Agreement Dated May 19, 1997 for 100,000 Shares, Nonqualified Stock Option Agreement for James Smith for 100,000 Shares, Nonqualified Stock Option Agreement Dated May 19, 1997 for 40,000 Shares and the Koo Koo Roo Enterprises, Inc. Nonqualified Stock Option Agreement for Anne Ehringer (together, the "Plans").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Koo Koo Roo Enterprises, Inc., a Delaware corporation (the "Company"), formerly known as Family Restaurants, Inc., pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act, are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the year ended December 28, 1997;

          (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 1998 and June 28, 1998;

          (c) Current Reports on Form 8-K dated June 16, 1998 and November 2, 1998; and

          (d) The description of Common Stock included in the Company's Registration Statement on Amendment No. 3 to Form S-4 filed September 14, 1998, pursuant to Section 5 of the Securities Act, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Company's Fifth Restated Certificate of Incorporation (the "Certificate of Incorporation") and its Amended and Restated Bylaws (the "Bylaws") provide, among other things, that, to the fullest extent authorized by the DGCL, the Company may indemnify each person who is or has served as a director or officer of the Company or any predecessor of the Company, or any other enterprise at the request of the Company or of any predecessor of the Company, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. The Company may also indemnify each of its employees and agents against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company.

     The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains provisions limiting the liability of its directors, to the fullest extent currently permitted by the DGCL for monetary damages for breach of their fiduciary duty as directors.

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The Company has purchased insurance which purports to insure the Company against certain costs of indemnification which may be incurred by it pursuant to the Company's Certificate of Incorporation and Bylaws and to insure the officers and directors of the Company and its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.


       Exhibit No.  Description
       -----------  -----------
           4.1      Fifth Restated Certificate of Incorporation of the Company.

           4.2 Certificate of Amendment to the Fifth Restated Certificate of Incorporation of the Company.

           4.3      Amended and Restated Bylaws of the Company.

           5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the securities being registered.

           23.1     Consent of KPMG Peat Marwick LLP


       23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (included in their opinion filed as Exhibit 5.1).

       24.1 Power of Attorney (included on the signature page of this registration statement).


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any in crease or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Kevin S. Relyea, Robert T. Trebing, Jr. and Todd E. Doyle and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement filed with respect to the Koo Koo Roo Enterprises, Inc. 1998 Stock Incentive Plan, the Family Restaurants, Inc. 1994 Incentive Stock Option Plan, the 1997 Stock Option Plan for Restaurant Employees and Management of Koo Koo Roo, Inc., the Koo Koo Roo, Inc. Stock Awards Plan, as amended, Nonqualified Stock Option Agreement Dated May 19, 1997 for 75,000 Shares, Nonqualified Stock Option Agreement Dated May 19, 1997 for 100,000 Shares, Nonqualified Stock Option Agreement Dated May 19, 1997 for 100,000 Shares, Nonqualified Stock Option Agreement for James Smith for 100,000 Shares, Nonqualified Stock Option Agreement Dated May 19, 1997 for 40,000 Shares and the Koo Koo Roo Enterprises, Inc. Nonqualified Stock Option Agreement for Anne Ehringer and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents and other documents as may be necessary to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 12th day of November, 1998.

                    KOO KOO ROO ENTERPRISES, INC.


                    By:  /s/ Todd E. Doyle
                         -----------------------------
                                 Todd E. Doyle
                         Vice President, Secretary and
                              and General Counsel

          Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated, on November 12, 1998.


(i)   Principal Executive Officer

       /s/ Kevin S. Relyea
       -----------------------------            President and Chief Executive
        Kevin S. Relyea                         Officer
        (Attorney-in-Fact)


(ii)  Principal Financial and Accounting
      Officer

       /s/ Robert T. Trebing, Jr.
       -----------------------------            Executive Vice President and
        Robert T. Trebing, Jr.                  Chief Financial Officer
        (Attorney-in-Fact)


(iii) A Majority of the Board of Directors

       /s/ Lee A. Iacocca
       -----------------------------            Director
        Lee A. Iacocca


       /s/ A. William Allen, III
       -----------------------------            Director
        A. William Allen, III


       /s/ Peter P. Copses
       -----------------------------            Director
        Peter P. Copses


       /s/ David B. Kaplan
       -----------------------------            Director
        David B. Kaplan



       /s/ Antony P. Ressler
       -----------------------------            Director
        Antony P. Ressler



       /s/ Kevin S. Relyea
       -----------------------------            Director
        Kevin S. Relyea

                                 EXHIBIT INDEX



Exhibit No.  Description
-----------  -----------
     4.1     Fifth Restated Certificate of Incorporation of the Company.

     4.2     Certificate of Amendment to the Fifth Restated Certificate of
             Incorporation of the Company.

     4.3     Amended and Restated Bylaws of the Company.

     5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the securities being registered.

     23.1    Consent of KPMG Peat Marwick LLP

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (included in their opinion filed as Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this registration statement).